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                                                               Exhibit 21.1

                              List of Subsidiaries

1. Contract Compression International Argentina, S.A., an Argentine corporation ("CCIA") (Hanover Compressor Company owns 99.992% of CCIA, and Maintech Enterprises, Inc. owns the remaining 0.008%)

2. Hanover Acquisition Corporation, a Texas corporation, a wholly-owned subsidiary of Hanover Compressor Company

3. Hanover Cayman Limited, a Cayman Island corporation, a wholly-owned subsidiary of Hanover Compressor Company

4. Hanover Compressor Colombia, Inc., a wholly-owned subsidiary of Hanover Compressor Company

5. Hanover Land Company, a Texas corporation, a wholly-owned subsidiary of Hanover Compressor Company

6. H.C.C. Compressor de Venezuela, C.A., a Venezuelan corporation, a wholly-owned subsidiary of Hanover Compressor Company

7. Hanover-PGN Compressor, C.A. a Venezuelan corporation, a wholly-owned subsidiary of H.C.C. Compressor de Venezuela, C.A.

8. Hanover/Smith, Inc. a Delaware corporation, a wholly-owned subsidiary of Hanover Compressor Corporation

9. Maintech Enterprises, Inc., a Texas corporation, a wholly-owned subsidiary of Hanover Compressor Company, authorized to do business as "Hanover Maintech"